Exhibit 99
Exhibit 99
1 See Supplemental Disclosures Regarding Non-GAAP Financial Measures.
2 Source: Skydance rankings based on Nielsen data. Includes Paramount, HBO and Warner Bros. productions;
based on P2+ average audience during first 35 days of playback
3 Source: Skydance rankings based on Nielsen Streaming Content Ratings data. Includes Paramount, HBO and
Warner Bros. productions; based on P2+ audience viewing hours
4 As of the latest published The Gauge report for August 2026.
5 DTC revenue for the combined company is calculated on a pro forma basis assuming the WBD Merger occurred on
January 1, 2025.

November 9, 2026
Highlights
•Paramount Skydance Q31 (excludes WBD)
◦Paramount Skydance Q3 net earnings was $73 million and adj. EBITDA was $1.0 billion, a 14% margin on revenue of $7.0 billion, which grew 5% year-over-year.
Paramount remains on track for the high end of its 2026 profitability outlook at
$3.9 billion.
◦Paramount+ revenue grew 21%, its fastest quarterly growth this year, with
ARPU up approximately 14%. Studios revenue grew 23% and TV Media achieved a 34% adj. EBITDA margin.
•Skydance (combined company)
◦Completed the acquisition of Warner Bros. Discovery on October 6, 2026.
◦Targeting at least $6 billion of annualized run-rate synergies within three years, with progress underway across more than 20 workstreams.
◦Executing our operational plan to reduce net leverage ratio to 3.0x by the end of
2029 and reach investment-grade credit metrics.
◦Planning to launch a bundled offering of HBO Max and Paramount+ in early
2027.
◦Skydance produced 7 of the top 10 most watched series across linear and streaming2 and the top 4 original titles on streaming.3 Across Paramount and
Warner Bros. platforms, Skydance is the second largest media distributor by share of total U.S. TV time, per Nielsen’s The Gauge.4
◦DTC Q3 pro forma revenue grew 15%.5
◦In Q4, we expect continued strong DTC revenue growth, Skydance TV trends to remain consistent with recent quarters, and the improved Paramount film slate results to be more than offset by underperformance of the Warner Bros. film slate.

Fellow shareholders,
It has been just over a month since we launched the combined company, Skydance, and the energy across our organization is unmistakable. We came together with a clear mission to build the next generation media and entertainment company powered by creativity and technology. Our teams are bringing discipline and urgency and early progress is already evident.
This is a demanding time for our industry, and we are starting from a strong point as the second largest media distributor by share of total U.S. TV time after YouTube, per Nielsen. But audiences have more choices than ever, technology is reshaping how stories are made and experienced, and the competition for attention is relentless. Legacy business models are being disrupted, and we see that as an opportunity. We are creative-first, audience-focused, tech-
forward, and globally scaled. We believe we have the right assets, the right capabilities and the right strategy to win by executing on our three strategic goals:
•Establish Skydance as the premier global content engine and the home for the world’s leading storytellers.
•Accelerate our integrated direct-to-consumer platform with the best content, leading-edge technology, and a superior fan experience.
•Optimize our highly profitable TV portfolio, anchored by CBS in the U.S., to reach audiences globally across every entertainment vertical.
To achieve all of this, we will:
•Win in storytelling by leveraging our creative capabilities, talent relationships, production prowess and expansive library of iconic IP.
•Build the most technologically capable media company with a unified technology platform spanning streaming, live and linear that improves the user experience and drives efficiencies.
•Lead in a crowded market by using our scale, assets and global reach to drive transformation and growth.
•Earn trust every day by communicating directly and transparently, backing up our words with action, and following through on our commitments to the people we serve and work alongside.
The work ahead is significant, and so is the opportunity. And we’ve already begun to act: new leadership teams are in place, integration work is underway, and we are executing on our plan to realize at least $6 billion in run-rate synergies within three years.
We expect to reach our medium-term financial outlook of mid-single-digit annualized revenue growth, mid-20% adjusted EBITDA margins, and more than $10 billion in free cash flow by
2030, while transitioning a meaningful majority of revenue and profit from TV to our streaming and studios businesses.
We are building this great company with ambition, discipline, and an unwavering belief in the power of great storytelling combined with world-class technology, and we are doing it together, with deep respect for the talent and dedication of our people.

To leverage our assets and capitalize on our strengths, we are organized into three segments:
Skydance Studios, Skydance Direct-to-Consumer, and Skydance TV.
Skydance Studios
Skydance Studios include our motion picture and television production businesses. Our motion picture group brings together two of the most iconic studios in Hollywood’s history, Warner
Bros. Pictures and Paramount Pictures, as well as the highly acclaimed New Line Cinema, DC
Studios and Skydance Animation. Our television group includes well-established industry leaders Warner Bros. Television Group, CBS Studios, Paramount Television Studios and
Skydance Sports Entertainment. In addition, Skydance owns a deep library of more than
15,000 films and hundreds of thousands of series hours, which we distribute on our own platforms and license to third parties.
Our goal is to establish Skydance as the premier global content engine and the home for the world’s leading storytellers. Our strategy is anchored by the strength of our franchises and quality of the content made by our world class studios, and we expect that demand for premium content and global franchises will continue to increase. Collectively, our studios have created approximately forty franchises that have generated at least $1 billion in revenue across platforms over the past 15 years and continue to resonate with audiences today. We are now one of the largest producers and suppliers of original live-action TV content to both our platforms and third-parties in the world.
Paramount Pictures continues to perform well and is expected to double its output in 2026 with 15 releases. In the third quarter, PAW Patrol: The Dino Movie grossed more than $160 million worldwide and drove revenue across multiple lines of business, including consumer products. David Ayer’s original film Heart of the Beast, starring Brad Pitt, has grossed more than $180 million globally.
In the final two months of the year, we have six film releases across Paramount Pictures and
Warner Bros. Pictures, starting with The Cat in the Hat, which opened last Friday. Ebenezer, starring Johnny Depp, arrives in theaters this Friday, followed by Focker-in-Law on November
25, with Paramount Pictures distributing internationally. On December 18, audiences return to
Arrakis for Dune: Part Three. The Angry Birds Movie 3 premieres December 23, followed on
Christmas Day by Mr. Irrelevant, starring David Corenswet and Isabel May, which is the first theatrical release under Skydance Sports’ partnership with the NFL.
We expect the Warner Bros. film slate in Q4 to underperform. As we integrate the businesses, we are applying the playbook we ran at Paramount: testing earlier, tailoring our marketing and release strategy to the size of each opportunity, enhanced with real-time market data, and strengthening the slate we greenlight. That approach served us well at Paramount where our 2026 slate is expected to generate more than $500 million more in lifetime profit than last year’s.
2027 is shaping up well for our motion pictures group, with a lineup that runs from beloved franchises to fresh stories. At Paramount, we start the year with Children of Blood and Bone in
January and K-Pop: The Debut in February, followed by Sonic the Hedgehog 4 in March, starring Jim Carrey, Keanu Reeves and others, and A Quiet Place Part III in July. At Warner
Bros., we are building on our biggest franchises, with Godzilla x Kong: Supernova arriving in
March, and Man of Tomorrow and A Minecraft Movie Squared in July. And we have even more amazing stories coming with the Ocean’s Eleven prequel starring Bradley Cooper and Margot
6 Amount is based on each company's historical subscriber definition and for WBD is applicable only to HBO and
HBO Max, and accordingly does not include Discovery+ or other WBD streaming services that may have previously been included in subscriber counts. See WBD’s 2025 Annual Report on Form 10-K for its historical definition and our Quarterly Report on Form 10-Q for the third quarter of 2026 for the Paramount+ definition. Such amount does not account for subscriber overlap.

Robbie premiering in June, and a return to Middle-earth with The Lord of the Rings: The Hunt for Gollum in December.
To leverage our scale and at the same time continue to strengthen quality and talent relationships, our motion picture group is now integrated under one leadership team, while each studio has its own dedicated creative teams.
Our Television Studios achieved another strong quarter, with hits across broadcast, streaming and cable, for our own platforms and for third-party partners. In Q3, 11 of the top 20 streaming programs were owned and produced by our studios. CBS Studios continues to drive
CBS' network leadership, most recently highlighted by the successful debut of NCIS: New
York, the latest addition to television's #1 franchise. The series debuted in October as the season’s #1 new broadcast series, drawing more than 10 million viewers, up 58% from last year’s time-period premiere (NCIS: Origins). This adds to the success of the NCIS franchise which after 24 years on air is still a top 5 show on streaming and broadcast and has generated $10 billion of lifetime revenues across platforms. Paramount Television Studios built on its momentum with three of the top four streaming original series in September:
Reacher, Neagley and Lioness.
The ambition of our Studios business is to create and tell great stories for audiences wherever they watch: in theaters, on broadcast and cable, and on streaming, across our distribution platforms and third-party partners. With the creative talent, production scale and global franchises, we are on track to release over 30 theatrical films and produce more than 180 television and streaming series in 2027.
Skydance Direct-to-Consumer
The Direct-to-Consumer segment encompasses Paramount+, HBO, HBO Max, Discovery+, and Pluto TV, representing a globally scaled DTC business available in over 130 markets.
Paramount+, HBO, and HBO Max combined reach 203 million aggregate subscribers worldwide6, and Pluto TV has approximately 75 million monthly active users. We provide consumers with choice across our premium and standard ad-free, ad-lite, and free ad-
supported product offerings.
Our streaming products are powered by an unparalleled portfolio of leading brands and franchises, such as Star Trek, Yellowstone, Top Gun: Maverick, Mission: Impossible, Harry
Potter, Game of Thrones, SpongeBob SquarePants, The Pitt, The Big Bang Theory, Superman,
Batman, and Teenage Mutant Ninja Turtles, along with sports and news in a number of markets around the world.
We see a meaningful opportunity to grow reach and engagement, improve retention, and increase the revenue and profitability of our streaming services in line with or ahead of the leading competitors in the industry. Our first step toward bringing together Paramount+ and
HBO Max is to offer them in a single bundle. Starting in early 2027, consumers will be able to subscribe to both world-class streaming services at an even greater value. We look forward to sharing more details on the bundle and our streaming roadmap in the coming months.

As we work toward a fully unified offering, we will phase in changes based on consumer feedback so we can continue to drive healthy financial growth through the transition. During
Q3, Paramount+ revenue was up 21% – with engagement up over 20% year-over-year – and pro forma DTC revenue growth including WBD was 15% year-over-year. We expect to achieve strong top-line growth in our streaming business in Q4 2026 and in 2027, as well as expand margins over that same period as we harness the reach of our global platform and verticalized studio system. Accelerating our integrated direct-to-consumer business is a key priority and important growth engine, and with Paramount+ and HBO Max together, we have the global scale to compete and win.
With the unmatched production capabilities of Paramount and Warner Bros., we expect to provide a powerful combination of breadth and depth of content each year. And with at least
30 theatrical releases annually, a new movie will arrive across our bundled services every two weeks, on average.
Great storytelling is the foundation of everything we do, and viewers are responding. Lioness viewership grew 62% in its third season, and MobLand’s second installment became the biggest original series ever for Paramount+ in the UK and Ireland. DC’s Lanterns and House of
the Dragon Season 3 rank among HBO Max’s strongest launches and returning seasons ever, averaging 22 million and 42 million global viewers, respectively. We are excited for our upcoming slate, which we expect will carry momentum through year end, highlighted by the premiere of the HBO Original Series Harry Potter and the Philosopher’s Stone on Christmas
Day.
Alongside that investment in programming, we are enhancing how audiences discover and enjoy our content. We’ve largely completed phase one of the tech convergence, moving Pluto
TV onto the unified Paramount+ platform across all major devices. It is the largest technology investment in Pluto TV’s history, and it is already improving the user experience with better personalization and on-demand offerings that serve both consumers and advertisers. Running the services on a unified backend system lowers our cost to operate, speeds up product development, and gives us shared personalization and monetization capabilities across our free and subscription offerings.
At the same time, we are expanding Pluto TV’s free line-up of iconic series, with more than 25 generation-defining series as of the end of Q3, contributing more than a quarter of all VOD viewing on the platform. Last week we also added 14 channels from the Warner Bros. library.
Great content brings viewers to Pluto TV and keeps them watching, and with shared monetization capabilities across our services, a larger, more engaged audience becomes a stronger business.
The integration of Pluto TV with Paramount+ took about 18 months. Drawing on that experience, our combined technology team, and the latest in AI tools, we expect to bring
Paramount+ and HBO Max together much faster, aiming to align our backend systems within a year of closing, enabling us to quickly deliver a unified product.
We will manage the DTC business for long-term profitable growth, with an emphasis on the value of each customer relationship. We expect to grow our subscriber base with healthy economics and measure performance by financial results. To that end, beginning with Q4’26 results and in line with other leading DTC players in the industry, we will no longer provide quarterly subscriber disclosures. We will instead highlight key milestones and KPIs, such as engagement, along the way.

Skydance TV
Skydance TV brings together broadcast and cable networks, underpinned by a leading portfolio of live news and sports programming, serving audiences in 200+ countries and territories. Our offering spans CBS and more than 50 cable networks, among them MTV,
Comedy Central, Nickelodeon and BET, and WBD’s CNN, TNT, TBS, HGTV, Food Network and
Discovery. TNT, TBS, TLC, Food Network and CNN were five of the top 10 ad-supported cable networks among adults 25-54 last year. We distribute marquee sports, including the NFL and, via Eurosport, the Olympics in Europe, and we provide trusted news through CBS News and
CNN. Skydance TV is a highly profitable, cash-generative business, anchored by the enduring strength of CBS, the crown jewel of U.S. broadcast television.
Our goal is to manage the combined portfolio to optimize long-term profitability and cash flow as the industry shifts toward streaming. To achieve that, we have established a unified leadership structure across TV and DTC to ensure we fully align distribution, advertising sales, and content sales as part of a holistic strategy. This will allow us to follow one globalized commercial approach to maximize the full potential of our scale across TV and DTC.
CBS is having another strong year and currently leads the new fall season with the #1 show on television, all five of the top series and seven of the top 10, and 11 shows are up year over year. Excluding sports, CBS is the #1 broadcast network in primetime and up 18% year-over-
year among total viewers. Live sports add to that strength: the NFL on CBS is posting its highest viewership through Week 8 on record, averaging 19.6 million viewers, up 5% from last year’s record-setting pace. It has also brought us the season’s most-watched game on any network and the most-watched international NFL game ever.
Our scale in sports is also a competitive advantage. With CBS Sports and TNT Sports under one roof, we have a premium sports offering that includes NFL, NHL, UFC, MLB, NASCAR,
March Madness, as well as the Olympics in Europe and the Champions League in key markets.
Advertisers can purchase media across the sports portfolio through a single partner spanning broadcast, cable, and streaming. Sports advertising commitments have risen over 20% year-
over-year for current and upcoming sports seasons leading into 2027.
U.S. pay TV subscriber declines moderated sequentially in the third quarter as genre-based packages gained traction with the start of the NFL season. Our sports and news networks, including CBS, drive a majority of the U.S. Skydance TV revenues and EBITDA, giving us a durable, live-driven foundation. We believe more consumer choice supports the long-term health of the pay TV ecosystem, and we will continue partnering with distributors to optimize the experience across linear and streaming.
With the CBS Television Network, premier live sports and some of the most beloved cable brands in the world, Skydance TV is well positioned to give viewers more of what they love across broadcast, cable and streaming, and to create lasting value for our shareholders.

Transformation Program
We expect to achieve at least $6 billion in run-rate synergies, net of reinvestment across our cost structure within three years. More than 20 workstreams are already underway, as we evaluate and rightsize every aspect of our organization and cost structure. But this is more than cutting costs: it is a tech-forward transformation that will make us more efficient and agile, create flexibility to reinvest for long-term growth, and establish a healthy margin profile and free cash flow trajectory.
By combining two global streaming services, two film and TV studio groups, two television portfolios, and overlapping corporate functions, we can reduce duplicative spend across an expense base of more than $50 billion. We have identified multi-billion dollar opportunities in key areas, including non-labor and labor spend where we expect to deliver across these areas:
•Corporate overhead, real estate & facilities (2026 ~$8 billion): At least $2.2 billion of cost reduction, by consolidating redundant back-office and corporate functions, reducing management layers, using shared services, implementing a single
ERP, scaling AI workflows, and shifting to lower-cost support functions. In addition, we are rationalizing our office footprint (while keeping our production lots).
•Marketing (2026 ~$5 billion): At least $1.0 billion in savings by streamlining and optimizing our enterprise-wide spend, as well as strategic utilization of our expanded global portfolio to promote our key projects and initiatives. This includes unifying media planning and buying across business units to eliminate audience overlap, coordinate cross-BU campaigns, and maximize media efficiency at scale.
•Technology (2026 ~$4 billion): At least $1.4 billion reduction to our annual spend by unifying our enterprise tech stack, streaming ecosystem, and broadcast architecture, merging parallel technology functions, leveraging AI coding tools, and integrating platforms and systems.
•Procurement and vendor management (2026 ~$9 billion): At least $1.4 billion in savings by optimizing third-party spend across vendors spanning hundreds of services.
Our combined purchasing levels will give us economies of scale by consolidating purchasing decisions into one centralized group.
We also see opportunity in content, which is both an expense for us but also an investment in building valuable, long-term assets for the company. We start from an industry-leading base of more than $30 billion in annual content spend and a deep library built over a combined
200-plus years of storytelling, and we will keep investing in the content engine that drives our growth. With the reach of our combined platforms across streaming, broadcast and cable, each title can work harder for us, and as one company we can make smarter choices about how we distribute and monetize our slate.

We are confident in achieving these savings, drawing on our playbook from Paramount. That program is on track to achieve over $2.7 billion in run-rate efficiencies by the end of 2026.
We’ve raised its target to more than $3 billion, over 50% above our initial 2024 goal, as we identified additional broad-based opportunities across the business. Year-to-date, we’ve realized over $1 billion in run-rate efficiencies, and we expect to realize the remainder in
2027, which is incremental to our Skydance program.
It is early, but we have strong confidence in achieving at least $6 billion in run-rate synergies within three years for Skydance, with 30% realized in year one and 70% through year two.
We’ll share milestones as we go and measure success by our ability to operate more efficiently and grow margins.
7 We present periods before ("predecessor") and after ("successor") the close of the Skydance Transactions (see
Financial Statement Presentation). We discuss revenue for Q3 2025 on a pro forma basis, reflecting the combination of the predecessor and successor periods and the inclusion of Skydance Media revenues during the predecessor period. In addition, because our current GAAP segment structure was not in effect during the predecessor period, the 2025 predecessor revenues by segment shown in this letter constitute a non-GAAP presentation. See Supplemental Disclosures Regarding Non-GAAP Financial Measures for reconciliations to the historical GAAP segment presentation and pro forma revenues for Q3 2025.

Q3 Results and Outlook
Our Q3 financial highlights below are for Paramount Skydance and exclude WBD, as the acquisition closed after the end of Q3. Starting in Q4, we will be reporting Skydance results on a consolidated basis. Forward looking commentary below reflects our current expectations for
Skydance, the combined company.
A summary and discussion of Paramount Skydance’s Q3 results are below7.

In millions, except per share amounts	Predecessor	Successor
	7/1/25 -	8/7/25 -
	8/6/25	9/30/25	Q4’25	Q1’26	Q2’26	Q3’26

Total Revenue	$2,581	$4,121	$8,148	$7,347	$6,913	$7,025
Y/Y Growth (%)			2%	2%	1%	5%
Operating Income (Loss)	$80	$244	$(339)	$616	$475	$368
Operating Margin (%)	3.1%	5.9%	(4.2)%	8.4%	6.9%	5.2%
Net Earnings (Loss)	$(244)	$(13)	$(573)	$168	$41	$73
Diluted EPS (1)	$(.36)	$(.01)	$(.52)	$.15	$.04	$.06

Adjusted EBITDA (2)	$313	$684	$674	$1,161	$1,099	$1,000
Y/Y Growth (%)			42%	59%	27%	0.3%
Adj. EBITDA Margin (%)	12.1%	16.6%	8.3%	15.8%	15.9%	14.2%

Net Cash (Used For) Provided by Operating Activities	$(175)	$268	$217	$185	$319	$123
Free Cash Flow (2)	$(207)	$222	$101	$96	$258	$31
Shares Outstanding (3)	675	1,098	1,104	1,118	1,120	1,125

Paramount+ Revenue	$709	$1,060	$1,837	$1,974	$2,061	$2,134
Y/Y Growth (%)			17%	17%	16%	21%
Paramount+ Subscribers		77.9	78.9	79.6	81.6	82.2
Y/Y Growth (%)			4%	2%	6%	6%
Note:  (1) Diluted EPS from continuing operations attributable to predecessor or successor;
(2) See Supplemental Disclosures Regarding Non-GAAP Financial Measures; (3) Weighted
average number of diluted shares outstanding

Paramount Skydance Q3’26
In Q3, total revenue of $7.0 billion increased 5% versus revenue of $6.7 billion in Q3'25 for
Paramount Skydance, led by growth in Studios and DTC revenues, partially offset by a decline in TV Media. Operating income was $368 million (5.2% margin) including $187 million of restructuring and transaction-related costs. Adjusted EBITDA was $1.0 billion, a 14.2%
margin, with profitability stable year-over-year.
Direct-to-Consumer
•DTC revenue growth improved to 11% year-over-year to $2.5 billion, led by accelerating Paramount+ revenue growth of 21% year-over-year, reflecting subscriber growth of approximately 6% and ARPU growth of approximately 14% as our monetization improved in the quarter driven by previous price adjustments and accelerating advertising growth. As previously noted, we completed our integration of
BET+ into Paramount+ in Q2 and realized a full quarter of impact in Q3, which along with Showtime declines, amounted to a six-percentage-point headwind to total DTC growth in the quarter.
•DTC adj. EBITDA was $225 million (9.0% margin), as we recognized higher costs from planned investment in our programming schedule in the quarter, including the UFC and ongoing investment in Originals.
Studios
•Studios revenue increased 23% year-over-year to $1.5 billion, reflecting a strong quarter for secondary market licensing and content produced for third parties.
•Studios adj. EBITDA was $129 million (8.6% margin), reflecting the increase in licensing revenues.
TV Media
•TV Media revenue declined 7% year-over-year to $3.0 billion. Advertising revenue was down 8% year-over-year, including an approximate three-percentage-point headwind from the absence of Telefe and Chilevisión, which were sold in October 2025 and
January 2026, respectively, offset by higher political advertising revenues. Affiliate revenue decreased 5% year-over-year, consistent with continued pay TV subscriber erosion while rates remain resilient.
•TV Media adj. EBITDA was $1 billion, a 34.0% margin, benefiting from cost savings initiatives.

Skydance Outlook
We will provide our full-year outlook for 2027 during our Q4 2026 earnings when we will share our full year financial results.
Going forward, we will provide guidance on an annual basis, as we prioritize long-term value creation, which we believe will be more consistent with our strategic approach. We will continue to provide quarterly updates, including certain forward-looking commentary where applicable, which will give investors visibility into our near-term progress of the business.
Based on year-to-date results, Paramount Skydance as a standalone would remain on track for our prior 2026 guidance, including achieving the high end of our prior profitability range at
$3.9 billion.
In Q4, we expect to see continued strong growth in DTC revenue, and consistent TV revenue trends to prior quarters, adjusting for seasonality around politics and sports. And while we are incredibly excited about the shape of the combined Studio business and our Paramount theatrical slate continues to perform, the near-term performance of the Warner Bros. film slate in Q4, including films already released quarter-to-date, has underperformed. Based on our current forecasts for the rest of the year for Studios, we expect slower revenue growth and a profit impact of up to $200 million vs. prior expectations for Q4.
Looking ahead to 2027, we expect continued strong growth in DTC revenue, higher Studios revenue, and an increase in pro forma total company adj. EBITDA year-over-year based on underlying growth and the ramp of our $6 billion-plus synergies program. 2027 is the first step in working towards achieving our medium-term financial goals.
Capital Structure & Capital Allocation
Paramount Skydance ended the quarter with $1.4 billion in cash and cash equivalents and
$15.0 billion in gross debt, prior to the acquisition. Free cash flow was $31 million, inclusive of
$174 million of restructuring, transaction-related, and transformation costs. On October 6, we completed the Warner Bros. Discovery acquisition funded with $47 billion of new equity and
$57 billion of new secured debt. Gross debt following closing and related debt activity was $87 billion, with cash of approximately $10 billion, part of which is earmarked for payment of cash-converted equity to WBD employees who joined the company and also to pay down
WBD’s securitization program.
We are restructuring our cost base so we can invest for growth while achieving at least $6 billion of run-rate synergies within three years and strengthening our balance sheet. Growing our business and paying down debt are our top priorities, and we strongly believe we can achieve both simultaneously. We expect to reduce net leverage to 3.0x by the end of 2029, reaching investment-grade credit metrics within approximately three years of closing. To get there, we expect to ramp our annual free cash flow to more than $10 billion in 2030. One-
time cash costs to achieve the synergies are expected to be roughly $1.5 to $2 billion in 2027 and roughly $4 billion throughout our transformation, 60% to 70% of which will impact 2027 and 2028, and have been contemplated in our financial and leverage outlook.
Until we reach our leverage target, we will use excess cash, beyond our reinvestment into the business and our current dividend, to repay debt.

Closing
We came together to build something bigger, bolder and better, with the stories, the technology and the scale to win. We’ll move quickly over the coming months and share more with investors, partners and consumers at an Investor Day in the first half of 2027. There is still a lot to work through, but our vision is clear, and we are steadfast in our operational goals and financial commitments. We are confident in our plan, excited for what’s ahead and just getting started.

Sincerely,

David Ellison	Ynon Kreiz
Chairman & CEO	Co-CEO
Skydance	Skydance

Cautionary Note Concerning Forward-Looking Statements
This communication contains both historical and forward-looking statements, including statements related to our future financial results and performance (including our expectations for the fourth quarter of 2026 and for 2027, Paramount Skydance's prior standalone 2026 outlook, and our medium-term financial outlook through 2030), potential achievements and transactions (including in connection with our completed merger with WBD, such as the expected amount, timing and phasing of run-rate synergies, and our net leverage and investment-grade credit metrics targets) and their expected benefits, our strategic goals and plans, and industry trends and developments. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; can generally be identified by the use of statements that include phrases such as “believe,”
“expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: risks that the expected benefits, synergies and opportunities of the WBD Merger may not be realized or may take longer to realize than expected; risks and costs associated with the integration of the business of WBD, including our ability to integrate successfully and to achieve anticipated synergies and financial targets; risks that we may not achieve the expected run-rate synergies or other financial goals within the expected timeframes or at all;
risks related to the commitments we made under the states consent decree; potential disruption to business operations and relationships, including our and WBD’s business and commercial relationships, as a result of the WBD Merger and ongoing integration; the risk of stockholder litigation and other litigation relating to the WBD Merger, including litigation that could result in the payment of damages; risks related to our streaming business; the adverse impact on our advertising revenues as a result of changes in consumer behavior, advertising market conditions and deficiencies in audience measurement; risks related to operating in highly competitive and dynamic industries; the unpredictable nature of consumer behavior, as well as evolving technologies and distribution models; risks related to our decisions to invest in new businesses, products, services and technologies, and the evolution of our business strategy; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; damage to our reputation or brands; losses due to asset impairment charges for goodwill, content and long-lived assets, including finite-lived intangible assets; liabilities related to discontinued operations and former businesses;
increasing scrutiny of, and evolving expectations for, sustainability initiatives; evolving business continuity, cybersecurity, privacy and data protection and similar risks; challenges in protecting and maintaining our intellectual property rights; domestic and global political, economic and regulatory factors affecting our businesses generally; the inability to hire or retain key employees or secure creative talent; disruptions to our operations as a result of labor disputes; risks and costs associated with the integration of, and our ability to integrate, the businesses of Paramount Global, Skydance Media, LLC and WBD successfully and to achieve anticipated synergies, including in the amounts or on the timelines anticipated to realize such synergies; litigation relating to the Skydance Transactions potentially resulting in substantial costs; volatility in the price of our Class B common stock; the effect our dual-class capital structure and the concentrated ownership may have on the price of our Class B common stock or business; risks related to a private sale of a controlling interest in our
Company, including that our stockholders may not realize any change of control premium on shares of our Class B common stock and that we may become subject to the control of a presently unknown third party; risks associated with our status as a “controlled company”
under New York Stock Exchange rules, including our exemption from certain corporate governance requirements; risks associated with the lack of voting rights of our Class B common stock; risks that anti-takeover provisions in our amended and restated certificate of incorporation (“Charter”) and amended and restated bylaws, and under Delaware law could deter, delay, or prevent a change of control; risks that exclusive forum provisions in our
Charter could limit a stockholder’s choice of forum for certain claims and discourage lawsuits against our directors and officers; risks that corporate opportunity provisions in our Charter could permit certain persons to pursue competitive opportunities that might otherwise be available to us; risks associated with our holding company structure, including our dependence on distributions from our subsidiaries to meet our tax obligations and other cash requirements; risks to our business, financial condition or results of operations as a result of the incurrence of substantial costs and indebtedness in connection with the WBD Merger; risks related to our ability to incur substantially more debt and our ability to meet the financial and other covenants contained in the agreements governing our substantial indebtedness; risks relating to our ability to deleverage the business in accordance with management’s targets, including risks arising from assumptions, uncertainties and contingencies that may affect our ability to reduce indebtedness; risks relating to management’s ability to execute on our strategic plan and improve our financial profile and cash flows from operations; risks relating to any capital or other financing we may have to raise in order to reduce our indebtedness following the WBD Merger; risks of reduced ownership and economic interest by our previous stockholders as a result of the WBD Merger; risks related to our Warrants; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K and our reports on
Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included in this communication are made only as of the date hereof, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Financial Statement Presentation
On August 7, 2025, Paramount Global and Skydance Media, LLC (“Skydance Media”) became subsidiaries of Paramount Skydance Corporation, pursuant to a transaction agreement entered into on July 7, 2024 (the transactions contemplated by the Transaction Agreement, the “Skydance Transactions”).
As a result of the new accounting basis established for Paramount Global’s net assets upon the closing of the Skydance Transactions, the results of operations and cash flows are not comparable between the Successor and Predecessor periods. Accordingly, our consolidated financial statements within our Form 10-Q for the third quarter of 2026 are presented in two distinct periods. The periods prior to August 7, 2025 include only Paramount Global and are identified as “Predecessor,” and the periods beginning on August 7, 2025 reflect Skydance
Corporation and are identified as “Successor.”  The presentation in this letter, the accompanying financial statements, and supplemental disclosures of non-GAAP financial measures also reflect the distinction between the Successor and Predecessor periods.
Refer to Note 1 of our Form 10-Q for the third quarter of 2026 for additional information regarding the new accounting basis established in connection with the Skydance Transactions.
Subsequent Event
On October 6, 2026, we completed the acquisition of Warner Bros. Discovery, Inc. (“WBD”)
and changed our name from Paramount Skydance Corporation to Skydance Corporation.
References herein to “Skydance,” “Skydance Corporation,” the “Company,” "we," "us" and
"our" refer, prior to such date, to Paramount Skydance Corporation, and beginning on such date to Skydance Corporation, in each case with its consolidated subsidiaries, unless the context otherwise requires. WBD will be included in our results beginning on October 6, 2026 and as a result is not reflected in the periods presented in the following pages.

SKYDANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Successor		Predecessor	Successor		Predecessor
	Three Months Ended September 30,	Period From August 7 - September 30,	Period From July 1 - August 6,	Nine Months Ended September 30,	Period From August 7 - September 30,	Period From January 1 - August 6,
	2026	2025	2025	2026	2025	2025
Revenues	$7,025	$4,121	$2,581	$21,285	$4,121	$16,622
Costs and expenses:
Operating	4,656	2,641	1,702	13,954	2,641	11,287
Selling, general and administrative	1,443	825	582	4,297	825	3,526
Depreciation and amortization	371	226	29	1,097	226	204
Impairment charges	—	—	—	—	—	157
Restructuring and transaction- related items	187	185	188	478	185	454
Total costs and expenses	6,657	3,877	2,501	19,826	3,877	15,628
Gain on dispositions	—	—	—	—	—	35
Operating income	368	244	80	1,459	244	1,029
Interest expense	(260)	(138)	(85)	(753)	(138)	(516)
Interest income	31	24	13	98	24	83
Net gain on derivatives	514	—	—	502	—	—
Other items, net	(27)	(8)	(16)	(73)	(8)	(92)
Earnings (loss) before income taxes and equity in loss of investee companies	626	122	(8)	1,233	122	504
(Provision for) benefit from income taxes	(464)	(85)	229	(739)	(85)	79
Equity in loss of investee companies, net of tax	(64)	(33)	(31)	(180)	(33)	(171)
Net earnings (Parent and noncontrolling interests)	98	4	190	314	4	412
Net earnings attributable to noncontrolling interests	(25)	(17)	(434)	(32)	(17)	(447)
Net earnings (loss) attributable to Parent	$73	$(13)	$(244)	$282	$(13)	$(35)

Basic net earnings (loss) per common share attributable to Parent	$.07	$(.01)	$(.36)	$.25	$(.01)	$(.05)

Diluted net earnings (loss) per common share attributable to Parent	$.06	$(.01)	$(.36)	$.25	$(.01)	$(.05)

Weighted average number of common shares outstanding:
Basic	1,120	1,098	675	1,116	1,098	674
Diluted	1,125	1,098	675	1,121	1,098	674

SKYDANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except per share amounts)

	At	At
	September 30, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$1,377	$3,274
Receivables, net	6,098	6,615
Programming and other inventory	2,024	1,461
Prepaid expenses and other current assets	2,336	1,970
Total current assets	11,835	13,320
Property and equipment, net	2,254	2,195
Programming and other inventory	15,881	15,028
Goodwill	2,034	1,600
Intangible assets, net	5,339	6,238
Operating lease assets	1,007	1,126
Deferred income tax assets, net	1,231	1,282
Advance consideration for WBD acquisition	2,800	—
Other assets	2,589	2,553
Total Assets	$44,970	$43,342
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$663	$906
Accrued expenses	2,280	2,077
Participants’ share and royalties payable	2,732	2,646
Accrued programming and production costs	1,793	1,832
Deferred revenues	1,453	1,355
Debt	668	433
Other current liabilities	1,204	1,350
Total current liabilities	10,793	10,599
Long-term debt	14,376	13,225
Participants’ share and royalties payable	1,403	1,361
Pension and postretirement benefit obligations	1,158	1,185
Deferred income tax liabilities, net	198	85
Operating lease liabilities	1,029	1,150
Programming obligations	503	400
Other liabilities	2,478	2,450

Commitments and contingencies

Parent stockholders’ equity:
Class A Common Stock, par value $.001 per share; 55 shares authorized; 32 (2026 and 2025) shares issued	—	—
Class B Common Stock, par value $.001 per share; 7,000 (2026) and 5,500 (2025) shares authorized; 1,092 (2026) and 1,076 (2025) shares issued	1	1
Additional paid-in capital	13,329	13,386
Accumulated deficit	(1,471)	(1,753)
Accumulated other comprehensive income	110	59
Total Parent stockholders’ equity	11,969	11,693
Noncontrolling interests	1,063	1,194
Total Equity	13,032	12,887
Total Liabilities and Equity	$44,970	$43,342

SKYDANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Successor		Predecessor
	Nine Months Ended September 30,	Period From August 7 - September 30,	Period From January 1 - August 6,
	2026	2025	2025
Operating Activities:
Net earnings (Parent and noncontrolling interests)	$314	$4	$412
Adjustments to reconcile net earnings to net cash flow provided by operating activities:
Depreciation and amortization	1,097	226	204
Impairment charges	—	—	157
Deferred tax provision (benefit)	260	27	(401)
Stock-based compensation	262	59	113
Gain on dispositions	—	—	(35)
Net gain on derivatives	(502)	—	—
Equity in loss of investee companies, net of tax and distributions	182	33	179
Change in assets and liabilities	(986)	(81)	(465)
Net cash flow provided by operating activities	627	268	164
Investing Activities:
Investments	(224)	(1)	(205)
Capital expenditures	(242)	(46)	(134)
Advance consideration for WBD acquisition	(2,800)	—	—
Proceeds from dispositions	19	5	66
Other investing activities	(6)	—	(3)
Net cash flow used for investing activities	(3,253)	(42)	(276)
Financing Activities:
Borrowings under credit facility	3,595	—	—
Repayment of credit facility borrowings	(1,930)	—	—
Repayment of notes and debentures	(347)	—	—
Repayment of Skydance Media credit facility	—	(720)	—
Dividends paid on common stock	(174)	(33)	(101)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(122)	(63)	(26)
Payments to noncontrolling interests	(190)	(2)	(32)
Other financing activities	(70)	(3)	—
Net cash flow provided by (used for) financing activities	762	(821)	(159)
Effect of exchange rate changes on cash and cash equivalents	(33)	7	70
Net decrease in cash and cash equivalents	(1,897)	(588)	(201)
Cash and cash equivalents at beginning of period	3,274	3,851	2,661
Cash and cash equivalents at end of period	$1,377	$3,263	$2,460

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited; in millions, except per share amounts)
Adjusted EBITDA (defined below), Adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to Parent, and adjusted diluted EPS, which are measures of performance not calculated in accordance with accounting principles generally accepted in the United States (“U.S. GAAP” or “GAAP”)
(together, the “adjusted measures”) exclude certain items identified as affecting comparability that are not part of our normal operations, including programming charges, impairment charges, restructuring charges, transaction-related items, other corporate matters, gain (loss) on dispositions, gain (loss) from investments and discrete tax items, each where applicable. We define Adjusted EBITDA as net earnings (loss) attributable to
Parent before interest expense and income; (provision for) benefit from income taxes; other items; net gain on derivatives; equity in earnings (loss) of investee companies, net of tax;
and depreciation and amortization, adjusted to exclude stock-based compensation expense
(which is a noncash expense that management does not consider to be part of our underlying operating performance) and certain items identified as affecting comparability that are not part of our normal operations.
We use these adjusted measures to, among other things, evaluate our operating performance. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of our operational strength and business performance. In addition, we use Adjusted EBITDA to, among other things, value prospective acquisitions. We believe these measures are relevant and useful for investors because they allow investors to view our performance in a manner consistent with the method used by our management; and because they exclude items that are not representative of our normal operations, they provide a clearer perspective on underlying performance, and make it easier for investors, analysts and peers to compare our operating performance to other companies in the industry and to compare our results across reporting periods.
Because the adjusted measures are measures of performance not calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, our results as reported under U.S. GAAP, including net earnings (loss), (provision for) benefit from income taxes, net earnings (loss) attributable to Parent, and diluted EPS, as applicable, as indicators of operating performance and undue reliance should not be placed on these adjusted measures. Other companies may define these measures, including
Adjusted EBITDA, differently and, as a result, our adjusted measures may not be directly comparable to similarly titled measures of other companies.
We are not able to reconcile forward-looking non-GAAP financial measures because we are unable without unreasonable efforts to accurately estimate the individual adjustments for such reconciliations, as applicable, or to quantify the probable significance of these items at this time.

SUPPLEMENTAL DISCLOSURES
REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions, except per share amounts)
The following tables reconcile the adjusted measures to their most directly comparable financial measures in accordance with U.S. GAAP. The tax impacts on the items identified as affecting comparability in the tables below have been calculated using the tax rate applicable to each item.
Three Months Ended September 30, 2026 and 2025

	Successor		Predecessor
	Three Months Ended September 30,	Period From August 7 - September 30,	Period From July 1 - August 6,
	2026	2025	2025
Net earnings (loss) attributable to Parent (GAAP)	$73	$(13)	$(244)
Net earnings attributable to noncontrolling interests	25	17	434
Equity in loss of investee companies, net of tax	64	33	31
Provision for (benefit from) income taxes	464	85	(229)
Other items, net	27	8	16
Net gain on derivatives	(514)	—	—
Interest expense, net	229	114	72
Transaction-related items (a)	98	—	175
Restructuring charges (a)	89	185	13
Stock-based compensation (b)	74	29	16
Depreciation and amortization	371	226	29
Adjusted EBITDA (Non-GAAP) (c)	$1,000	$684	$313
(a) See notes on the following tables for additional information on items affecting comparability.
(b) For the three months ended September 30, 2026 (Successor) and the period from August 7 - September 30, 2025
(Successor), stock-based compensation expense of $27 million and $30 million, respectively, is included in
“Restructuring and transaction-related items.” For the Predecessor period from July 1 - August 6, 2025, stock-based compensation expense of $10 million is included in “Restructuring and transaction-related items.”
(c) The Adjusted EBITDA margin for the three months ended September 30, 2026 of 14% is calculated as Adjusted
EBITDA of $1.00 billion divided by total revenues of $7.03 billion.

SUPPLEMENTAL DISCLOSURES
REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions, except per share amounts)
Nine Months Ended September 30, 2026 and 2025

	Successor		Predecessor
	Nine Months Ended September 30,	Period From August 7 - September 30,	Period From January 1 - August 6,
	2026	2025	2025
Net earnings (loss) attributable to Parent (GAAP)	$282	$(13)	$(35)
Net earnings attributable to noncontrolling interests	32	17	447
Equity in loss of investee companies, net of tax	180	33	171
Provision for (benefit from) income taxes	739	85	(79)
Other items, net	73	8	92
Net gain on derivatives	(502)	—	—
Interest expense, net	655	114	433
Gain on dispositions (a)	—	—	(35)
Transaction-related items (a)	354	—	199
Restructuring charges (a)	124	185	255
Impairment charges (a)	—	—	157
Stock-based compensation (b)	226	29	99
Depreciation and amortization	1,097	226	204
Adjusted EBITDA (Non-GAAP)	$3,260	$684	$1,908
(a) See notes on the following tables for additional information on items affecting comparability.
(b) For the nine months ended September 30, 2026 (Successor) and the period from August 7 - September 30, 2025
(Successor), stock-based compensation expense of $36 million and $30 million, respectively, is included in
“Restructuring and transaction-related items.” For the Predecessor period from January 1 - August 6, 2025, stock-
based compensation expense of $14 million is included in “Restructuring and transaction-related items.”

SUPPLEMENTAL DISCLOSURES
REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions, except per share amounts)
Three Months Ended September 30, 2026

	Successor
	Three Months Ended September 30, 2026
	Earnings Before Income Taxes	Provision for Income Taxes	Net Earnings Attributable to Parent	Diluted EPS
Reported (GAAP)	$626	$(464)	$73	$.06
Items affecting comparability:
Restructuring charges (a)	89	(21)	68	.06
Transaction-related items (b)	98	(8)	90	.08
Discrete tax items (c)	—	275	275	.25
Adjusted (Non-GAAP)	$813	$(218)	$506	$.45
(a) Reflects severance costs associated with changes in management and aligning the business around our strategic priorities following the Skydance Transactions, as well as exit costs associated with a contract termination.
(b) Principally reflects legal, advisory, and other professional fees associated with the planned WBD
Merger and related integration.
(c) Primarily attributable to the establishment of a reserve for uncertain tax positions.

SUPPLEMENTAL DISCLOSURES
REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions, except per share amounts)
Three Months Ended September 30, 2025

	Successor
	Period From August 7 - September 30, 2025
	Earnings Before Income Taxes	Provision for Income Taxes	Net Earnings (Loss) Attributable to Parent	Diluted EPS
Reported (GAAP)	$122	$(85)	$(13)	$(.01)
Items affecting comparability:
Restructuring charges (a)	185	(30)	155	.13
Discrete tax items	—	(4)	(4)	—
Adjusted (Non-GAAP)	$307	$(119)	$138	$.12

	Predecessor
	Period From July 1 - August 6, 2025
	Earnings (Loss) Before Income Taxes	Benefit from (Provision for) Income Taxes	Net Loss Attributable to Parent	Diluted EPS
Reported (GAAP)	$(8)	$229	$(244)	$(.36)
Items affecting comparability:
Restructuring charges	13	(3)	10	.02
Transaction-related items (b)	175	(30)	145	.21
Discrete tax items (c)	—	(73)	(73)	(.11)
Adjusted (Non-GAAP)	$180	$123	$(162)	$(.24)
(a) Restructuring charges during the Successor period were comprised of severance costs, principally associated with actions following the Skydance Transactions, including costs related to a plan under which severance payments are being provided to certain eligible employees who voluntarily elected to participate.
(b) Reflects banking, legal, advisory, and other professional fees relating to the Skydance Transactions, and transaction awards that became payable to eligible employees upon closing of the Skydance
Transactions.
(c) Reflects the reversal of the valuation allowance on our interest limitation carryforward deferred tax asset, partially offset by the establishment of a reserve for uncertain tax positions.

SUPPLEMENTAL DISCLOSURES
REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions, except per share amounts)
Nine Months Ended September 30, 2026

	Successor
	Nine Months Ended September 30, 2026
	Earnings Before Income Taxes	Provision for Income Taxes	Net Earnings Attributable to Parent	Diluted EPS
Reported (GAAP)	$1,233	$(739)	$282	$.25
Items affecting comparability:
Restructuring charges (a)	124	(26)	98	.09
Transaction-related items (b)	354	(29)	325	.29
Discrete tax items (c)	—	267	267	.24
Adjusted (Non-GAAP)	$1,711	$(527)	$972	$.87
(a) Reflects severance costs associated with changes in management and aligning the business around our strategic priorities following the Skydance Transactions, as well as exit costs associated with a contract termination.
(b) Principally reflects legal, advisory and other professional fees associated with the planned WBD Merger and related integration.
(c) Primarily attributable to the establishment of a reserve for uncertain tax positions.

SUPPLEMENTAL DISCLOSURES
REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions, except per share amounts)
Nine Months Ended September 30, 2025

	Successor
	Period From August 7 - September 30, 2025
	Earnings Before Income Taxes	Provision for Income Taxes	Net Earnings (Loss) Attributable to Parent	Diluted EPS
Reported (GAAP)	$122	$(85)	$(13)	$(.01)
Items affecting comparability:
Restructuring charges (a)	185	(30)	155	.13
Discrete tax items	—	(4)	(4)	—
Adjusted (Non-GAAP)	$307	$(119)	$138	$.12

	Predecessor
	Period From January 1 - August 6, 2025
	Earnings Before Income Taxes	Benefit from (Provision for) Income Taxes	Net Earnings (Loss) Attributable to Parent	Diluted EPS
Reported (GAAP)	$504	$79	$(35)	$(.05)
Items affecting comparability:
Impairment charges (b)	157	(39)	118	.17
Restructuring charges (a)	255	(61)	194	.29
Transaction-related items (c)	199	(31)	168	.25
Gain on dispositions (d)	(35)	2	(33)	(.05)
Discrete tax items	—	(64)	(64)	(.10)
Adjusted (Non-GAAP)	$1,080	$(114)	$348	$.51
(a) Both periods reflect severance charges and also included in the period from January 1 - August 6,
2025 are charges for the impairment of lease assets.
(b) Reflects a charge to reduce the carrying values of FCC licenses in certain markets to their estimated fair values.
(c) Reflects banking, legal, advisory, and other professional fees relating to the Skydance Transactions, and transaction awards that became payable to eligible employees upon closing of the Skydance
Transactions.
(d) Principally reflects a gain associated with the disposition of a noncore business.

SUPPLEMENTAL DISCLOSURES
REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions)
Beginning in 2026, we transitioned our reporting structure into three new segments:
Studios, Direct-to-Consumer, and TV Media and updated our segment expense allocations to better reflect how we operate and make cost decisions across the business. As a result of the new accounting basis established for Paramount Global’s net assets upon the closing of the Skydance Transactions (see Financial Statement Presentation), the GAAP basis for our segment information for the Predecessor period is based on our previous segments, Filmed
Entertainment, Direct-to-Consumer, and TV Media. To provide information consistent with how management reviews results, this letter includes non-GAAP presentations in which the
2025 Predecessor amounts have been recast under the new segment presentation and therefore constitute a non‑GAAP presentation. Reconciliations from the GAAP presentation to this recast non-GAAP presentation are provided on the following pages.
In addition, as described in Financial Statement Presentation, the presentation within this letter reflects the distinction between the Successor and Predecessor periods. In order to help investors view our results in a manner consistent with our management we are including the below supplemental presentation of pro forma revenue, which reflects the inclusion of Skydance Media revenues after the elimination of intercompany revenues from
Paramount Global in the Predecessor period from July 1, 2025-August 6, 2025 and the combination of the Predecessor and Successor periods during the third quarter of 2025.
Revenues
Three Months Ended September 30, 2026 and 2025

	Successor		Predecessor	Supplemental Pro Forma Revenues (a)
	Three Months Ended September 30,	Period From August 7 - September 30,	Period From July 1 - August 6,		Three Months Ended September 30,	Pro Forma Increase/ (Decrease)
	2026	2025	2025		2025	$	%
Revenues by Type:
Advertising	$1,889	$1,280	$664		$1,944	$(55)	(3)%
Affiliate and subscription	3,521	2,027	1,400		3,427	94	3
Theatrical	112	39	73		112	—	—
Licensing and other	1,503	775	444		1,231	272	22
Total Revenues	$7,025	$4,121	$2,581		$6,714	$311	5%
(a) Supplemental Pro Forma Revenues for the three months ended September 30, 2025 reflect the combination of the Successor period with the
Predecessor period from July 1 - August 6, 2025  and for Licensing and other and total Supplemental Pro Forma Revenues also include $12 million of Skydance Media revenues after the elimination of intercompany revenues from Paramount Global during the Predecessor period from July 1 - August 6, 2025. While the Successor and Predecessor periods are distinct reporting periods, revenues were not impacted by the new accounting basis established for Paramount Global’s net assets, and are supplementally presented on a pro forma combined basis to help investors view these revenues in a manner consistent with our management.

SUPPLEMENTAL DISCLOSURES
REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions)
Studios/Filmed Entertainment
Our Studios segment consists of our television and film studio operations, including CBS
Studios, Paramount Television Studios, Nickelodeon Animation, Paramount Pictures,
Paramount Animation, and Miramax, as well as Skydance Animation, Film, and Television,
Paramount Sports Entertainment and Paramount Games Studio. For the Predecessor period, our Filmed Entertainment segment was most comparable to our new Studios segment and excluded studio operations related to our TV Media businesses, including CBS Studios and
Paramount Television Studios.
Three Months Ended September 30, 2026 and 2025

	Successor		Predecessor			Studios Supplemental Pro Forma Revenues (b) (Non-GAAP)
	Studios (GAAP)		Filmed Entertainment (GAAP)	Adjustments (a)	Studios (Non- GAAP)
	Three Months Ended September 30,	Period From August 7 - September 30,	Period From July 1 - August 6,			Three Months Ended September 30,	Pro Forma Increase/ (Decrease) (d)
	2026	2025	2025			2025	$	%
Theatrical	$112	$39	$73	$—	$73	$112	$—	—%
Licensing and other	1,377	695	202	185	387	1,094	283	26
Advertising	7	4	1	1	2	6	1	17
Revenues	1,496	738	276	186	462	$1,212	$284	23%

Content costs	977	540	131	147	278
Advertising and marketing	187	57	106	2	108
Other	203	120	75	3	78
Expenses	1,367	717	312	152	464

Adjusted EBITDA/OIBDA (c)	$129	$21	$(36)	$34	$(2)
(a) Reflects the inclusion of the historical TV Media studio operations and updates to our segment expense allocations to better reflect how we operate and make cost decisions across the business.
(b) Supplemental Non-GAAP Pro Forma Revenues for the third quarter of 2025 reflect the combination of the Predecessor Non-GAAP Studios revenues for the period from July 1 - August 6, 2025 with the Successor revenues for the Studios segment for the period from August 7 -
September 30, 2025. Licensing and other and total Supplemental Non-GAAP Pro Forma Revenues also include $12 million of Skydance Media revenues after the elimination of intercompany revenues from Paramount Global during the Predecessor period from July 1 - August 6, 2025.
While the Successor and Predecessor periods are distinct reporting periods, revenues were not impacted by the new accounting basis established for Paramount Global’s net assets, and are supplementally presented on a pro forma combined basis to help investors view these revenues in a manner consistent with our management.
(c)  In the first quarter of 2026, we renamed our primary measure of profit and loss for our operating segments from Adjusted OIBDA to
Adjusted EBITDA.
(d) Reflects the comparison between the Successor revenues for the three months ended September 30, 2026 to the non-GAAP pro forma revenues for the three months ended September 30, 2025.

SUPPLEMENTAL DISCLOSURES
REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions)
Direct-to-Consumer
Our Direct-to-Consumer segment consists of our portfolio of domestic and international pay and free streaming services, including Paramount+ and Pluto TV, as well as our domestic premium cable network, Paramount+ with Showtime. For the Predecessor period, the
Direct-to-Consumer segment excluded Paramount+ with Showtime.
Three Months Ended September 30, 2026 and 2025

	Successor		Predecessor			Direct-to-Consumer Supplemental Pro Forma Revenues (b) (Non-GAAP)
	Direct-to-Consumer (GAAP)		Direct-to- Consumer (GAAP)	Adjustments (a)	Direct-to- Consumer (Non- GAAP)
	Three Months Ended September 30,	Period From August 7 - September 30,	Period From July 1 - August 6,			Three Months Ended September 30,	Pro Forma Increase/ (Decrease) (d)
	2026	2025	2025			2025	$	%
Advertising	$542	$300	$179	$—	$179	$479	$63	13%
Affiliate and subscription	1,968	1,043	704	40	744	1,787	181	10
Licensing	—	1	—	—	—	1	(1)	(100)
Revenues	2,510	1,344	883	40	923	$2,267	$243	11%

Content costs	1,320	546	412	16	428
Advertising and marketing	312	160	114	6	120
Other	653	329	252	(14)	238
Expenses	2,285	1,035	778	8	786

Adjusted EBITDA/OIBDA (c)	$225	$309	$105	$32	$137

	Successor		Predecessor		Supplemental Pro Forma Revenues (b)
	Three Months Ended September 30,	Period From August 7 - September 30,	Period From July 1 - August 6,		Three Months Ended September 30,	Pro Forma Increase/ (Decrease) (d)
Paramount+ (Global)	2026	2025	2025		2025	$	%
Revenues	$2,134	$1,060		$709	$1,769	$365	21%
(a) Reflects the inclusion of our premium cable channel, Paramount+ with Showtime, which was included in the TV Media segment in 2025, and updates to our segment expense allocations to better reflect how we operate and make cost decisions across the business.
(b) Supplemental Non-GAAP Pro Forma Revenues for the third quarter of 2025 reflect the combination of the Predecessor Non-GAAP Direct-to-
Consumer revenues for the period from July 1 - August 6, 2025 with the Successor revenues for the Direct-to-Consumer segment for the period from August 7 - September 30, 2025. While the Successor and Predecessor periods are distinct reporting periods, revenues were not impacted by the new accounting basis established for Paramount Global’s net assets, and are supplementally presented on a pro forma combined basis to help investors view these revenues in a manner consistent with our management.
(c)  In the first quarter of 2026, we renamed our primary measure of profit and loss for our operating segments from Adjusted OIBDA to
Adjusted EBITDA.
(d) Reflects the comparison between the Successor results for the three months ended September 30, 2026 to the non-GAAP pro forma revenues for the three months ended September 30, 2025.

SUPPLEMENTAL DISCLOSURES
REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions)
TV Media
Our TV Media segment consists of our (1) broadcast operations—the CBS Television
Network, our domestic broadcast television network; CBS Stations, our owned television stations; and our international free-to-air networks, including Network 10 and Channel 5;
(2) domestic basic cable networks, including MTV, Comedy Central, Paramount Network,
The Smithsonian Channel, Nickelodeon, BET Media Group, CBS Sports Network, and
international extensions of certain of these brands; and (3) CBS Media Ventures, which produces and distributes first-run syndicated programming. TV Media also includes a number of digital properties such as CBS News 24/7 for 24-hour news and CBS Sports HQ for sports news and analysis. For the Predecessor period, the TV Media segment also included domestic and international television studio operations and the premium cable network, Paramount+ with Showtime.
Three Months Ended September 30, 2026 and 2025

	Successor		Predecessor			TV Media Supplemental Pro Forma Revenues (b) (Non-GAAP)
	TV Media (GAAP)		TV Media (GAAP)	Adjustments (a)	TV Media (Non- GAAP)
	Three Months Ended September 30,	Period From August 7 - September 30,	Period From July 1 - August 6,			Three Months Ended September 30,	Pro Forma Increase/ (Decrease) (d)
	2026	2025	2025			2025	$	%
Advertising	$1,344	$977	$485	$(1)	$484	$1,461	$(117)	(8)%
Affiliate and subscription	1,553	984	696	(40)	656	1,640	(87)	(5)
Licensing and other	127	81	247	(189)	58	139	(12)	(9)
Revenues	3,024	2,042	1,428	(230)	1,198	$3,240	$(216)	(7)%

Content costs	1,115	903	657	(153)	504
Advertising and marketing	73	52	59	(7)	52
Other	808	527	430	(73)	357
Expenses	1,996	1,482	1,146	(233)	913

Adjusted EBITDA/OIBDA (c)	$1,028	$560	$282	$3	$285
(a) Reflects the transfer of the historical TV Media studio operations to the Studios segment and our premium cable channel, Paramount+ with
Showtime, to the Direct-to-Consumer segment, and updates to our segment expense allocations to better reflect how we operate and make cost decisions across the business.
(b) Supplemental Non-GAAP Pro Forma Revenues for the third quarter of 2025 reflect the combination of the Predecessor Non-GAAP TV Media revenues for the period from July 1 - August 6, 2025 with the Successor revenues for the TV Media segment for the period from August 7 -
September 30, 2025. While the Successor and Predecessor periods are distinct reporting periods, revenues were not impacted by the new accounting basis established for Paramount Global’s net assets, and are supplementally presented on a pro forma combined basis to help investors view these revenues in a manner consistent with our management.
(c)  In the first quarter of 2026, we renamed our primary measure of profit and loss for our operating segments from Adjusted OIBDA to Adjusted
EBITDA.
(d) Reflects the comparison between the Successor results for the three months ended September 30, 2026 to the non-GAAP pro forma revenues for the three months ended September 30, 2025.

SUPPLEMENTAL DISCLOSURES
REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions)
Free Cash Flow
Free cash flow is a non-GAAP financial measure. Free cash flow reflects our net cash flow provided by operating activities less capital expenditures. We deduct capital expenditures when we calculate free cash flow because investment in capital expenditures is a use of cash that is directly related to our operations. Our net cash flow provided by operating activities is the most directly comparable U.S. GAAP financial measure.
Management believes free cash flow provides investors with an important perspective on the cash available to us to service debt, pay dividends, make strategic acquisitions and investments, maintain our capital assets, satisfy our tax obligations, and fund ongoing operations and working capital needs. We believe the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from our underlying operations in a manner similar to the method used by management.
Free cash flow is one of the quantitative performance metrics used in determining our annual incentive compensation awards. In addition, free cash flow is a primary measure used externally by our investors, analysts and industry peers for purposes of valuation and comparison of our operating performance to other companies in our industry.
As free cash flow is not a measure calculated in accordance with U.S. GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by operating activities as a measure of liquidity or net earnings as a measure of operating performance. Free cash flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies.
The following table presents a reconciliation of our net cash flow provided by operating activities to free cash flow.

	Successor		Predecessor	Successor		Predecessor
	Three Months Ended September 30,	Period From August 7 - September 30,	Period From July 1 - August 6,	Nine Months Ended September 30,	Period From August 7 - September 30,	Period From January 1 - August 6,
	2026	2025	2025	2026	2025	2025
Net cash flow provided by (used for) operating activities	$123	$268	$(175)	$627	$268	$164
Capital expenditures	(92)	(46)	(32)	(242)	(46)	(134)
Free cash flow (Non-GAAP)	$31	$222	$(207)	$385	$222	$30